Service Agreement

Party A: China New Energy (Investment) Co., Ltd.

Party B: Tang Zhixiang

Party A is the shareholder of Beijing Century Dadi Gas Engineering Co., Ltd. – the controlling shareholder of Tianjin Dadi Friendship Technology Development Co.,Ltd.

Party B is the shareholder of Beijing Century Dadi Gas Engineering Co., Ltd. – the controlling shareholder of Tianjin Dadi Friendship Technology Development Co.,Ltd.—the actual controller of Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

Through friendly negotiation, both Party A and Party B reach the following agreement on disposing 40% equities of Beijing Fuhua Dadi Gas Co.,Ltd. owned by Beijing Century Dadi Gas Co.,Ltd.:

I.  Party A authorizes Party B to handle issues related to disposing 40% equities of Beijing Fuhua Dadi Gas Co., Ltd. owned by Beijing Century Dadi Gas Engineering Co.,Ltd., including negotiations, signing agreement and equity transfer, etc.

II. Party A and B agree to determine the consideration of 40% equity hereof not less than RMB 40 Million （￥40,000,000.00）(including previous shareholder loans) ; if the consideration would be less than the above consideration, Party B should not be approved to proceed to transfer the above 40% equities.

III. Party A agrees to pay Party B the service fee totaled RMB 8 Million after Party B completes the 40% equity transfer. The service fee includes administrative fees and fees paid for other related companies in order to close the transaction.

IV. After completing 40% equity disposal of Fuhua, Party B and Beijing Fengyin Xianghe Company shall not raise any other requirements concerning the project hereof.

V. In the process of disposing 40% equities of Fuhua, Party B shall submit all the documents in advance for Party A’s approval before executing.

VI. Before completing 40% equity disposal of Fuhua, all of the financial transactions, debts and claims between Fuhua Dadi and Century Dadi shall be liquidated.

VII. After completing 40% equity disposal of Fuhua, the whole staff of Fuhua shall remain as the current status.

Party A: China New Energy (Investment) Co., Ltd.                    Party B: Tang Zhixiang

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